EXPEDITE

Date: 10/03/2017
Receipt Number: 7072653
Amount Paid: $112.00

This form cannot be hand written.

CONVERSION

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Articles/Statement of Conversion

RECEIVED
OCT 03 2017
Utah Div. of Corp. & Comm. Code

Non-Refundable Processing Fee: $37.00

1. The Articles/Statement of Conversion shall state:

Entity Number: 8871694-0142

First: The name and entity type of the company immediately prior to the filing of the conversion:

Name: Croe, Inc.

Entity Type (Corp, LLC, LP, Partnership, DBA, etc.): Corporation

Second: The date and state where the company was first created and, if it has changed, its jurisdiction immediately prior to its conversion;

December 2, 2013 — Date of formation

Utah — State / Jurisdiction

Third: The name and entity type of the company as set forth in its converted entity filing;

Name: The Crypto Company

Entity Type: Corporation

Nevada — State / Jurisdiction

Paracorp Incorporated, 318 N. Carson Street, Suite 208, Carson City, NV 89701

Registered Agent address or mailing address for service of process if not qualified as a foreign entity in Utah

Fourth: The future effective date of the conversion to the new entity if it is not to be effective upon the filing of the conversion;

Effective upon filing

Fifth: Under penalties of perjury, I declare that the Articles/Statement of Conversion have been duly approved by the owners of the entity.

Name: Michael Poutre

Signature: [signature]

Title: Chief Executive Officer

Date: October 3, 2017

2. Additional filing requirements: The non-refundable processing fee of $37.00 payable to the State of Utah, and application for new entity must accompany this form. No additional fee for the new application.

Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
hereby certified that the foregoing has been filed and approved on this 3rd day of Oct 2017
In this office of this Division and hereby issued
This Certificate thereof.

Examiner [signature] Date 10/4/17

[signature]
Kathy Berg
Division Director

OCT 3 '17 PM2:14